Exhibit 99.1

QuickLogic Announces Strategic Investment by

Long-Time and New Institutional Investors

●	Investors purchased 310,000 shares for gross proceeds of approximately $1.48 million
●	Purchases made with no discount to the market price at the time of the agreement
●	Funds will support continued Open Source, growth and profitability objectives

SAN JOSE, Calif. – February 9, 2022 – QuickLogic Corporation (NASDAQ: QUIK), a developer of ultra-low power multi-core voice-enabled SoCs, embedded FPGA IP, and Endpoint AI solutions, today announced current and new institutional investors have purchased, in separate private placement transactions, 310,000 shares, or 2.6 percent of the current shares outstanding, raising proceeds of approximately $1.48 million.

“We are pleased with the continued financial support we are receiving from both our long-time shareholders and investors who have followed QuickLogic for many years. They understand the tremendous opportunity we have with our Open Source initiatives,” said Brian Faith, President and CEO of QuickLogic. “Following our recent announcement that we would be at or above operating cash breakeven in Q4, these investors again reached out to us wanting to further support our efforts. With our pipeline of business growing, this additional capital adds greater financial resources to quickly execute on our growth and profitability objectives.”

Conference Call to Discuss the Fourth Quarter and Fiscal Year 2021 Results on February 16.

As previously announced, QuickLogic will host a conference call to discuss its fourth quarter and fiscal year 2021 results on February 16, 2022, at 5:30 p.m. ET/2:30 p.m. PT. Participants may access the call at 1-877- 407-0792 or 1-201-689-8263. No passcode is needed. A webcast of the conference call will be posted in QuickLogic's IR Site Events Page and be available for 12 months.

Exhibit 99.1

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is a fabless semiconductor company that develops low power, multi-core semiconductor platforms and Intellectual Property (IP) for Artificial Intelligence (AI), voice and sensor processing. The solutions include embedded FPGA IP (eFPGA) for hardware acceleration and pre-processing, and heterogeneous multi-core SoCs that integrate eFPGA with other processors and peripherals. The Analytics Toolkit from our recently acquired wholly owned subsidiary, SensiML Corporation, completes the end-to-end solution with accurate sensor algorithms using AI technology. The full range of platforms, software tools and eFPGA IP enables the practical and efficient adoption of AI, voice, and sensor processing across mobile, wearable, hearable, consumer, industrial, edge and endpoint IoT. For more information, visit www.quicklogic.com and https://www.quicklogic.com/blog/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. For example, we are using forward-looking statements when we discuss the completion of the private placement; the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement, as well as, QuickLogic’s future operations and its ability to capitalize on potential opportunities, including those related to open source initiatives. QuickLogic may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Because such statements deal with future events and are based on QuickLogic’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of QuickLogic that could differ materially from those described in or implied by the statements in this press release, including the projected financial results. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including those risks discussed in QuickLogic’s filings with the Securities and Exchange Commission. Except as otherwise required by law, QuickLogic disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events, or circumstances or otherwise.

The QuickLogic logo and QuickLogic are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact

Brian Faith

Chief Executive Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Jim Fanucchi
Darrow Associates, Inc.
(408) 404-5400
ir@quicklogic.com

CODE: QUIK-E

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